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                                                                    EXHIBIT 3.25

                              VIASTAR SERVICES, LP
                        AGREEMENT OF LIMITED PARTNERSHIP

          This partnership agreement of Viastar Services, LP, a Texas limited partnership, is entered into effective as of the 10 day of September, 2001, by and among TransCore Commercial Services, Inc. (f/k/a Dat Acquisition Corp.), a Delaware corporation ("TCSI"), as the General Partner, and TransCore, LP, a Delaware limited partnership, as the Limited Partner.

                                  BACKGROUND:

          The parties desire to form a limited partnership for the purposes set forth herein, and to set forth herein their rights and obligations with respect to such limited partnership.

          NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

                                    SECTION 1
                     DEFINED TERMS; OPERATION OF PARTNERSHIP

          1.1 DEFINED TERMS. When used in this Agreement, the following capitalized terms shall have the meanings set forth below:

               "ACT" means the Texas Revised Limited Partnership Act.

               "AFFILIATE" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by, or under common control with such Person, and (ii) any officer, director, general partner, or manager of any Person described in clause (i) of this sentence. For purposes of this definition, "controls," "is controlled by," or "is under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

               "AGREEMENT" means this partnership agreement, as the same may be amended from time to time.

               "BANKRUPTCY" means, with respect to any Person, (i) the filing of any petition or answer by such Person seeking to adjudicate it a bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of such Person or such Person's debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian, or other similar official for such Person for any substantial part of its property, or (ii) without the consent or acquiescence of such Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any

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reorganization, arrangement, composition, readjustment, liquidation, dissolution, or other similar relief under any bankruptcy, liquidation, dissolution, or other similar statute, law, or regulation, or the filing of any such petition against such Person which petition shall not be dismissed within ninety (90) days, or, without the consent or acquiescence of such Person, the entering of an order appointing a trustee, custodian, receiver, or liquidator of such Person of all or any substantial part of the property of such Person which order shall not be dismissed within sixty (60) days.

               "CAPITAL CONTRIBUTION" means the amount of money and the fair market value of any property contributed to the Partnership by a Partner (net of any liabilities to which such property is subject or that are assumed by the Partnership in connection with such contribution).

               "CERTIFICATE" means the certificate of limited partnership for the Partnership, and any amendments thereto.

               "CODE" means the Internal Revenue Code of 1986, as amended.

               "GENERAL PARTNER" means the Person designated as general partner in Exhibit "A" attached to this Agreement, and any Person subsequently admitted as a general partner in accordance with the terms of this Agreement.

               "INCAPACITY" means (a) with respect to a natural Person, the Bankruptcy, death or determination of incompetency or insanity of such Person and (b) with respect to any other Person, the Bankruptcy, liquidation or dissolution of such Person.

               "INDEMNIFIED PARTY" means the General Partner and any member, manager, officer, director, shareholder, employee, or agent of the General Partner.

               "INTEREST" means an ownership interest in the Partnership, including all of the rights and obligations in connection therewith under this Agreement and the Act.

               "LIMITED PARTNERS" means the Person designated as the limited partner in Exhibit "A" attached to this Agreement, and any Person subsequently admitted as a limited partner in accordance with the terms of this Agreement.

               "LIQUIDATOR" means a Person chosen by the holders of a majority of the Percentage Interests of the Limited Partners to supervise the liquidation of the Partnership if there is no General Partner at the time of such liquidation.

               "NET DISTRIBUTABLE PROCEEDS" means gross cash or property received by the Partnership from all sources other than Capital Contributions, including reductions in Reserves from prior periods, reduced by the portion used
(i) to pay Partnership expenses, (ii) to make capital expenditures, including for the acquisition of any additional or replacement property, and (iii) to fund Reserves.

               "PARTNERS" means the General Partner and the Limited Partner, and any Person subsequently admitted as a partner in accordance with the terms of this Agreement.

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               "PARTNERSHIP" means the limited partnership formed and operated pursuant to the terms of this Agreement.

               "PERCENTAGE INTEREST" means the percentage determined in accordance with Section 2.3 of this Agreement.

               "PERSON" means any individual or any partnership, corporation, trust, limited liability company or other legal entity.

               "REGULATIONS" means the income tax regulations promulgated under the Code, as such regulations may be amended from time to time.

               "RESERVES" means amounts set aside to pay future costs or expenses that are anticipated to exceed cash available to pay such costs or expenses when due, as determined in the sole discretion of the General Partner.

          1.2 FORMATION; NAME. The Partnership was formed by the filing of the Certificate. The Partners hereby agree to operate the Partnership as a limited partnership under the Act. The Partnership shall be operated under the name "Viastar Services, LP" or such other name as the general partner may determine from time to time. The General Partner shall file such other certificates and documents as are necessary to qualify the Partnership to conduct business in any jurisdiction in which the Partnership conducts business. A copy of the Certificate shall be provided to any Partner on request.

          1.3 REGISTERED AGENT AND OFFICE; PRINCIPAL OFFICE. The registered agent and office of the Partnership required under the Act shall be as designated in the Certificate, and may be changed by the General Partner in accordance with the Act. The principal business office of the Partnership shall be located at 8158 Adams Drive, Liberty Centre, Building 200, Hummelstown, PA 17036, or such other address as shall be designated by the General Partner.

          1.4 PURPOSE. The purpose and business of the Partnership is to engage in any lawful act or activity for which limited partnerships may be organized under the Act, including without limitation, to directly and indirectly conduct business activities that further the legal and economic interests of the Partners. The Partnership is authorized to do any and all acts and things necessary, appropriate, advisable, incidental to, or convenient for the furtherance and accomplishment of its purposes, and for the protection and benefit of the Partnership.

          1.5 TERM. The term of the Partnership commenced on the date of filing of the Certificate (which Certificate was filed along with applicable articles of conversion to convert Viastar Services Corporation, a Texas corporation, to the Partnership), and the Partnership shall continue until the Partnership is terminated in accordance with this Agreement.

          1.6 TITLE TO PROPERTY. All real and personal property owned by the Partnership shall be owned by the Partnership as an entity and no Partner shall have any ownership interest in such property in the Partner's individual name or right, and each Partner's Interest

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shall be personal property for all purposes. The Partnership shall hold all of its real and personal property in the name of the Partnership and not in the name of any Partner.

          1.7 WAIVER OF PARTITION. No Partner shall either directly or indirectly take any action to require partition or appraisement of the Partnership or of any of its assets or properties or cause the sale of any Partnership property, and notwithstanding any provisions of applicable law to the contrary, each Partner hereby irrevocably waives any and all right to maintain any action for partition or to compel any sale with respect to such Partner's Interest, or with respect to any assets or properties of the Partnership, except as expressly provided in this Agreement.

                                    SECTION 2
                        CAPITAL CONTRIBUTIONS; INTERESTS

          2.1 CAPITAL CONTRIBUTIONS. All Capital Contributions shall be made to the Partnership in proportion to the Partners' Percentage Interests. The Capital Contributions of the Partners are set forth in Exhibit "A" attached hereto.

          2.2 ADDITIONAL CAPITAL CONTRIBUTIONS AND LOANS. No Partner shall be obligated to make any additional Capital Contributions or loans to the Partnership.

          2.3 PERCENTAGE INTERESTS. Each Partner shall have the Percentage Interest in the Partnership set forth next to such Partner's name in Exhibit "A" attached hereto.

          2.4 NO INTEREST. No interest shall be paid on any Capital Contributions of any Partner.

                                    SECTION 3
                                  DISTRIBUTIONS

          3.1 DISTRIBUTIONS OF NET DISTRIBUTABLE PROCEEDS. Net Distributable Proceeds shall be distributed among the Partners, at such times as shall be determined by the General Partner, in accordance with their relative Percentage Interests.

                                    SECTION 4
                    FEDERAL INCOME TAX STATUS OF PARTNERSHIP

          4.1 ELECTION TO BE TAXED AS CORPORATION. The Partnership shall file an election under Regulation Section 301.7701-3 to be treated as an association taxable as a corporation for federal income tax purposes.

                                    SECTION 5
                            MANAGEMENT OF PARTNERSHIP

          5.1 GENERAL PROVISIONS CONCERNING MANAGEMENT. Subject to any express limitations contained in other provisions of this Agreement, the General Partner shall have the exclusive right and responsibility to manage the business of the Partnership and is hereby authorized to take any action of any kind and to do anything and everything the General

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Partner deems necessary in connection therewith. The General Partner shall have all of the rights and powers of a general partner under the Act. No Limited Partner shall have any right or power to take part in the management or control of the Partnership or its business and affairs or to act for or bind the Partnership in any way.

          5.2 CONTRACTS WITH AFFILIATES. The General Partner, on behalf of the Partnership, may enter into contracts and agreements for property or services in the ordinary course of business with any Partner or any Affiliate of a Partner.

          5.3 PARTNERSHIP EXPENSES. All expenses of the Partnership shall be billed directly to and be paid by the Partnership. The General Partner shall be reimbursed for all expenses incurred by it for or on behalf of the Partnership.

          5.4 MEETINGS AND WRITTEN CONSENTS. Meetings of the Partners may be called at any time by the General Partner or by the holders of a majority of the Percentage Interests of the Limited Partners. Any Partner may participate in a meeting by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear and speak to each other at the same time or in sequence, and participation in a meeting pursuant to this provision shall constitute presence at the meeting. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a consent, in writing, setting forth the action so taken shall be signed by the Partners required to approve such action.

                                    SECTION 6
                  BOOKS AND RECORDS; TAX AND FINANCIAL MATTERS

          6.1 BOOKS AND RECORDS. The Partnership books and records shall be maintained at the principal office of the Partnership. The Partnership books shall be closed and balanced at the end of each year. The books and records of the Partnership shall be available for inspection by any Partner at the principal business office of the Partnership during normal business hours.

          6.2 FISCAL YEAR. The year of the Partnership shall end on the last day of the month of January each year.

          6.3 TAX MATTERS. Except as provided in Section 4 of this Agreement, all decisions concerning Partnership tax matters, including all tax elections concerning the Partnership, shall be made by the General Partner.

          6.4 BANKING. All funds of the Partnership shall be deposited in the name of the Partnership in such checking account or accounts as shall be designated by the General Partner. All withdrawals therefrom are to be made upon checks signed by a Person or Persons authorized by the General Partner.

                                    SECTION 7
                     TRANSFERS, ADMISSIONS, AND WITHDRAWALS

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          7.1  TRANSFERS. Except as provided in this Agreement, there shall be no restrictions on the transfer of a Partner's Interest; provided, however, that if requested by the General Partner, such transfer shall not be valid and effective unless and until the Partnership receives an opinion of counsel (the cost of which shall be borne by the transferor), satisfactory in form and substance to the General Partner, that neither the offering nor the transfer will violate any federal or state securities law or regulations. Any purported transfer, sale, assignment, encumbrance, or other disposition in violation of this Agreement shall be null and void.

          7.2 ADMISSIONS. Except as provided in this Agreement, no transferee of an Interest shall be admitted as a Partner of the Partnership unless and until the transferee agrees to be legally bound by this Agreement as a Partner and executes and delivers to the General Partner such documents and instruments as are necessary or appropriate in connection with the transferee becoming a Partner. The transferee shall pay all costs and expenses incurred by the Partnership in connection with such admission.

          7.3 NO WITHDRAWAL. Except in connection with the transfer of an Interest in accordance with Sections 7.1 and 7.2 herein, no Limited Partner shall have the right to withdraw from the Partnership prior to the dissolution and winding up of the Partnership.

          7.4 INCAPACITY OF LIMITED PARTNER. The Incapacity of a Limited Partner shall not dissolve or terminate the Partnership. In the event of such Incapacity, provided the transfer of the Partner's Interest complies with
Section 7.1, the executor, administrator, guardian, trustee or other personal representative or successor in interest of the Limited Partner affected by such Incapacity shall be deemed to be the assignee of such Limited Partner's Interest and may, subject to Section 7.2, become a substituted Limited Partner.

                                    SECTION 8
                           TERMINATION AND DISSOLUTION

          8.1 DISSOLUTION EVENTS. The Partnership shall be terminated and dissolved upon the earliest to occur of the following events:

               8.1.1 DISSOLUTION EVENT WITH RESPECT TO A GENERAL PARTNER. Any event with respect to a General Partner that would result in a dissolution of the Partnership pursuant to the Act, provided, however, that the Partnership shall not be dissolved if (a) there is at least one remaining General Partner and the business of the Partnership is carried on by the remaining General Partner(s) either alone or together with a new General Partner, or, (b) if there is no remaining General Partner, within ninety (90) days of such event the holders of a majority of the Percentage Interests of the Limited Partners elect a new General Partner to continue the business of the Partnership; or

               8.1.2 ELECTION OF GENERAL PARTNER OR LIMITED PARTNERS. The election of the General Partner or the holders of a majority of the Percentage Interests of the Limited Partners to dissolve the Partnership; or

               8.1.3 JUDICIAL DISSOLUTION. Entry of a final decree of judicial dissolution pursuant to the Act.

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          8.2  LIQUIDATION.

               8.2.1 WINDING UP. Upon the dissolution of the Partnership, the Partnership's business shall be liquidated in an orderly manner. The General Partner or Liquidator shall determine which Partnership property shall be distributed in-kind and which Partnership property shall be liquidated. The liquidation of Partnership property shall be carried out as promptly as is consistent with obtaining the fair value thereof.

               8.2.2 PAYMENTS AND DISTRIBUTIONS. Partnership property or the proceeds therefrom, to the extent sufficient therefor, shall be applied and distributed in the following order of priority, with no distribution being made in any category set forth below until each preceding category has been satisfied in full:

                    (a) To the payment and discharge of all of the Partnership's debts and liabilities, including any debts and liabilities owed to any Partner, and to the expenses of liquidation;

                    (b) To the establishment of Reserves (which Reserves, to the extent determined in the sole discretion of the General Partner to be no longer needed by the Partnership, shall be distributed in accordance with the order of priority set forth in Section (c) hereof);

                    (c) To and among the Partners in accordance with Section 3 of this Agreement.


                                    SECTION 9
                         EXCULPATION AND INDEMNIFICATION

          9.1 EXCULPATION. No Indemnified Party shall be liable, responsible or accountable in damages or otherwise to the Partnership or any Limited Partner for any act or omission performed or omitted by the Indemnified Party in a manner reasonably believed by the Indemnified Party to be in the scope of the authority granted to the Indemnified Party in accordance with this Agreement, provided that the act or omission of the Indemnified Party is not determined by a court to be due to willful misconduct.

          9.2 INDEMNIFICATION. The Partnership shall indemnify and hold harmless each Indemnified Party against any loss or damage (including attorneys' and other professional fees) incurred by the Indemnified Party on behalf of the Partnership or in furtherance of the Partnership's interests, without relieving the Indemnified Party of liability for willful misconduct. The satisfaction of any indemnification shall be from and limited to Partnership's assets and no Partner shall have any liability on account thereof. The right to indemnification shall include the right to be paid or reimbursed by the Partnership the reasonable expenses incurred by the Indemnified Party in advance of the final disposition of any proceeding; provided, however, that the advance payment of such expenses shall be made only upon delivery to the Partnership of a written affirmation by such Indemnified Party of such Indemnified Party's good faith belief that the Indemnified Party has met the standard of conduct necessary for indemnification under this Agreement and a written

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undertaking, by or on behalf of such Indemnified Party, to repay all amounts so advanced if it shall ultimately be determined that such Indemnified Party is not entitled to be indemnified under this Agreement or otherwise.

                                   SECTION 10
                         REPRESENTATIONS AND WARRANTIES

          10.1 GENERAL. As of the date hereof, each of the Partners makes each of the representations and warranties applicable to such Partner as set forth in this Section 10.1, and such representations and warranties shall survive the execution of this Agreement.

               10.1.1 DUE INCORPORATION OR FORMATION; AUTHORIZATION OF AGREEMENT. If such Partner is a corporation, partnership, trust, limited liability company, or other legal entity, it is duly organized or formed, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation and has the power and authority to own property and carry on its business as owned and carried on at the date hereof and as contemplated hereby. Such Partner is duly licensed or qualified to do business and in good standing in each of the jurisdictions in which the failure to be so licensed or qualified would have a material adverse effect on its ability to perform its obligations hereunder, and the execution, delivery, and performance of this Agreement has been duly authorized by all necessary corporate or partnership or company action. This Agreement constitutes the legal, valid, and binding obligation of such Partner.

               10.1.2 NO CONFLICT OR DEFAULT. The execution, delivery, and performance of this Agreement and the consummation by such Partner of the transactions contemplated hereby (i) will not conflict with, violate, or result in a breach of any of the terms, conditions, or provisions of any law, regulation, order, writ, injunction, decree, determination, or award of any court, any governmental department, board, agency, or instrumentality, or any arbitrator, applicable to such Partner, and (ii) will not conflict with, violate, result in a breach of, or constitute a default under any of the terms, conditions, or provisions of the articles of incorporation, bylaws, partnership agreement, or operating agreement of such Partner, or of any material agreement or instrument to which such Partner is a party or by which such Partner is or may be bound or to which any of its material properties or assets are or may be subject.

               10.1.3 GOVERNMENTAL AUTHORIZATIONS. Any registration, declaration or filing with or consent, approval, license, permit or other authorization or order by, any governmental or regulatory authority that is required in connection with the valid execution, delivery, acceptance, and performance by such Partner under this Agreement or the consummation by such Partner of any transaction contemplated hereby has been completed, made, or obtained on or before the effective date of this Agreement.

               10.1.4 LITIGATION. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of such Partner, threatened against or affecting such Partner or any of such Partner's properties, assets, or businesses in any court or before or by any governmental department, board, agency, instrumentality, or arbitrator which, if adversely determined, could (or in the case of an investigation could lead to any action, suit,

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or proceeding which, if adversely determined, could) reasonably be expected to materially impair such Partner's ability to perform its obligations under this Agreement.

          10.2 INVESTMENT REPRESENTATIONS. Each Limited Partner represents and warrants that it has acquired its Interest for its own account as part of a transaction exempt from registration under the Securities Act of 1933, as amended, and applicable state law for investment purposes and not with a view to the resale or distribution thereof, and that it has had access to any and all information necessary to arrive at its decision to acquire its Interest. In addition to the restrictions on transfer of Interests otherwise set forth in this Agreement, no Interest may be sold, transferred, assigned or otherwise disposed of by any Partner in the absence of registration under the Securities Act of 1933, as amended, and applicable state law, or an opinion of counsel experienced in securities matters and satisfactory to the General Partner that such assignment or other disposition will not be in violation of said Act or state laws. No Limited Partner shall have any right to require registration of its Interest under said Securities Act or applicable state law and, in view of the nature of the Partnership and its business, such registration is neither contemplated nor likely. Each Limited Partner further acknowledges that it understands that the effect of the foregoing representation and warranty and restriction on assignment or other disposition is generally to require that such Interest be held indefinitely unless it is registered or an exemption from registration is available.

          10.3 BREACH OF REPRESENTATIONS AND WARRANTIES. Notwithstanding anything to the contrary contained in Section 9 of this Agreement, if any Partner shall breach or be in default of any representation or warranty contained in this Section 10, the breaching Partner shall protect, defend, indemnify and hold harmless the Partnership and the other Partners against any loss or damage (including attorneys' fees and other costs and expenses) incurred by such party as a result of any such breach or default.

                                   SECTION 11
                                  MISCELLANEOUS

          11.1 NOTICES AND CONSENTS. All notices, approvals, consents, requests, instructions, and other communications (collectively "Communications") required to be given in writing pursuant to this Agreement shall be validly given, made or served only if in writing and when delivered personally or by registered or certified mail, return receipt requested, postage prepaid, or by a reputable overnight or same day courier, addressed to the Partnership or the Partner at the address that is on record at the principal office of the Partnership. Any such Communication shall be treated as given under this Agreement when the Communication is delivered to such address. The designation of the Person to receive such Communication on behalf of a Partner or the address of any such Person for the purposes of such Communication may be changed from time to time by written notice given to the Partnership pursuant to this Section.

          11.2 SUCCESSORS. This Agreement shall inure to the benefit of and shall be binding upon all of the parties and their respective heirs, successors and assigns.

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          11.3 APPLICABLE LAW. This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Texas, without regard to any conflicts of law rules or principles of such state.

          11.4 AMENDMENT. No change or modification to this Agreement shall be valid unless the same be in writing and signed by the General Partner and the holders of a majority of the Percentage Interests of the Limited Partners. Notwithstanding the foregoing, the General Partner may amend Exhibit "A" of this Agreement to reflect transfers of Interests permitted in accordance with this Agreement.

          11.5 ENTIRE AGREEMENT. This Agreement contains the entire understanding among the parties with respect to the subject matter hereof and supersedes any prior written or oral understandings and agreements between them respecting the subject matter hereof. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein.

          11.6 SEVERABILITY. If any provision of this Agreement or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

          11.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts with the same effect as if all of the Partners had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

          11.8 CONSTRUCTION. When from the context it appears appropriate, each term stated either in the singular or the plural shall include the singular and the plural and pronouns stated either in the masculine, the feminine or the neuter shall include the masculine, the feminine and the neuter.

          11.9 HEADINGS AND CAPTIONS. The headings and captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provisions hereof.

          11.10 NO WAIVER. The failure of any Partner to insist upon strict performance of a covenant hereunder or of any obligation hereunder or to exercise any right or remedy hereunder, regardless of how long such failure shall continue, shall not be a waiver of such Partner's right to demand strict compliance therewith in the future unless such waiver is in writing and signed by the Partner giving the same.

          11.11 OTHER BUSINESS AND INVESTMENT VENTURES. Each Partner and any Affiliate of a Partner may engage in other business or investment ventures, including business or investment ventures in competition with the Partnership, and neither the Partnership nor the other Partners shall have any rights in such business or investment ventures.

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          11.12 ADDITIONAL INSTRUMENTS. Each Partner agrees to execute and deliver such additional agreements, certificates, and other documents as may be necessary or appropriate to carry out the intent and purposes of this Agreement.

          11.13 POWER OF ATTORNEY. Each Limited Partner, by the execution of this Agreement, irrevocably constitutes and appoints the General Partner as its true and lawful attorney-in- fact, with full power and authority in its name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement. The appointment by each Limited Partner of the General Partner as attorney-in-fact shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Partners under this Agreement will be relying upon the powers of the General Partner to act as contemplated by this Agreement, and any filing or any other action on behalf of the Partnership shall survive the Bankruptcy or death of a Limited Partner.

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     IN WITNESS WHEREOF, the parties have executed this Agreement of
Limited Partnership of Viastar Services, LP as of the day and year first above written.

                                    GENERAL PARTNER:

                                    TRANSCORE COMMERCIAL SERVICES, INC.

                                    By: /s/ Claudia F. Wiegand
                                        ----------------------------------------
                                    Name: Claudia F. Wiegand
                                    Title: Vice President

                                    LIMITED PARTNER:

                                    TRANSCORE, LP

                                    By: TLP Holdings, LLC, its General Partner

                                    By: /s/ Claudia F. Wiegand
                                        ----------------------------------------
                                    Name: Claudia F. Wiegand
                                    Title: Executive Vice President

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                              VIASTAR SERVICES, LP
                        AGREEMENT OF LIMITED PARTNERSHIP
                                   EXHIBIT "A"

            PARTNERS' CAPITAL CONTRIBUTIONS AND PERCENTAGE INTERESTS

                                        CAPITAL                PERCENTAGE
PARTNERS                              CONTRIBUTION              INTEREST
GENERAL PARTNER:                                             1% (5,000 SHARES)

LIMITED PARTNER:                                            99% (495,000 SHARES)